Exhibit 99.1


        ------------------------------------------------------------------------
         NEWS RELEASE
        ------------------------------------------------------------------------

For Immediate Release

January 30, 2003

Contact:
Terry L. Robinson
President & CEO
North Bay Bancorp
707-259-2346


Napa, CA - The Board of Directors of North Bay Bancorp, holding company for The Vintage Bank and Solano Bank, has declared a 5% stock dividend and a $.20 per share cash dividend for shareholders of record as of March 10, 2003. Both dividends are payable on March 28, 2003.

President & CEO Terry Robinson noted that this marks the fourth consecutive year that North Bay Bancorp has paid a 5% stock dividend and a $.20 per share cash dividend. Prior to forming the holding company, The Vintage Bank paid an annual 5% stock dividend for nine consecutive years and a cash dividend for five consecutive years.

Stock of North Bay Bancorp is quoted on the Nasdaq National Market System, symbol NBAN.

--------------------------------------------------------------------------------

This press release contains forward-looking statements with respect to the financial condition, results of operation and business of North Bay Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality and certain operating efficiencies resulting from the operations of The Vintage Bank and Solano Bank. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:
(1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect he business in which the combined organization will be engaged; and (5) other risks detailed in the North Bay Bancorp reports filed with the Securities and Exchange Commission.